Supplemental Agreement

Lessor（Party A）：                                          Penglai City Gold Mining Holding Co. Ltd.
Legal Representative:                                            Zhang Fuan________________________
Address / Zip code:                                               No.53 Dengzhou Road, Penglai / 265600

Lessee（Party B）：                                          Penglai XinGuan Investment Ltd.__  _
Legal Representative:                                            Yang Jianxi
Address / Zip Code:                                              Wenshitang Village East, Cunliji Town, Penglai / 264000

1)
This is a supplemental agreement to the Operating Lease Agreement dated May 4, 2009 made between Party A and Party B regarding the leasing of all assets of the Cunliji gold mine (“the Lease Property”) to Party B. Both parties understood that the title transfer of the mining license of the Lease Property (Gold-State Approval (2008) No.17) to Party B is still in progress.

2)	Both parties have mutually agreed on the followings regarding the leasing of all assets of the Lease Property to Party B under the principle of fairness and willingness:

2.1    To extend the lease term of the Lease Property from January 3, 2011 to July 3, 2011.

3)	Matters not covered in this agreement shall be negotiated in a supplemental agreement which shall have the same legal effect with this agreement.

Party A (Company Seal) Penglai City Gold Mining Holding Co. Limited Legal/Authorized Representative: (signed and sealed) /s/ Fuan Zhang Name: Fuan Zhang Title: Director	Party B (Company Seal) Penglai XinGuan Investment Limited Legal/Authorized Representative: (signed and sealed) /s/ Feize Zhang Name: Feize Zhang Title: Director

Signed on: January 3, 2011	Signed on: January 3, 2011